As filed with the Securities and Exchange Commission on May 26, 2010
Registration No. 333-166591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1169358 (I.R.S. Employer Identification Number)
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
(919) 556-3056
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christopher T. Hutter
Executive Vice President and Chief Financial Officer
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
(919) 556-3056
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Paul R. Hess, Esq.
Kegler, Brown, Hill & Ritter Co., L.P.A.
65 E. State Street, Suite 1800
Columbus, Ohio 43215
(614) 462-5400

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated May 26, 2010
PROSPECTUS
$70,000,000
POWERSECURE INTERNATIONAL, INC
Common Stock
Preferred Stock
Warrants
Units

     We may from time to time offer and sell common stock, preferred stock, warrants, or any combination of these securities in units. We may offer these securities separately or together, in one or more offerings, series or classes and in amounts, at prices and on terms that we will determine at the time of an offering. In addition to the securities that we may offer, the selling stockholders may offer and sell up to 1,025,641 shares of our common stock from time to time under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders. The aggregate offering price of all securities sold under this prospectus will not exceed $70,000,000.
     We and the selling stockholders may offer and sell these securities to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the securities and any fees, commissions or discounts to be paid to them will be set forth in the applicable prospectus supplement.
     This prospectus describes some of the general terms of these securities and the general manner in which we and the selling stockholders may offer them. When we or the selling stockholders offer and sell any of these securities, the specific terms of the securities offered, including the offering price of the securities, will be included in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we or the selling stockholders will offer these securities and may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
     Our common stock is listed and traded on The NASDAQ Global Select Market under the symbol “POWR.” On May 25, 2010, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $8.93 per share.

     Investing in our securities involves significant risks. You should carefully read the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the applicable prospectus supplement and in any of the documents we incorporate by reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2010

     You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information that is different from the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from information that is contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell or are soliciting an offer to buy these securities in any jurisdiction where such offers or sales are not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is complete and accurate only as of the date on the front of the document and that any of the information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or of any sale of a security.
     This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. We will provide you without charge upon your request a copy of any documents incorporated by reference into this prospectus (other than exhibits to those documents that are not specifically incorporated by reference into those documents). You may request a copy of a document by writing or telephoning us at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
     To obtain timely delivery, you must request information no later than five business days before the date you must make your investment decision.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities, or combinations of the securities, described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, up to a total dollar amount, including the resale of common stock by the selling stockholders, of $70,000,000.
     This prospectus provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering and those securities. The information in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) may add, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Before investing in any of the securities being offered under this registration statement, you should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference.”
     In addition, the selling stockholders may use this prospectus to offer and sell up to 1,025,641 shares of our common stock from time to time. We will not receive any proceeds from the sale of our common stock by the selling stockholders. The selling stockholders will deliver a supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution.”
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

POWERSECURE INTERNATIONAL, INC.
Who We Are
     PowerSecure International, Inc., headquartered in Wake Forest, North Carolina, is a leading provider of Energy and Smart Grid Solutions to electric utilities and their commercial, institutional and industrial customers, and of Energy Services to oil and natural gas producers. We provide these customers with products and services in four strategic business areas:
•	Interactive Distributed Generation®,

•	Utility Infrastructure,

•	Energy Efficiency, and

•	Energy Services.
     Our Energy and Smart Grid Solutions segment is operated through our largest wholly-owned subsidiary PowerSecure, Inc., which we refer to as “our PowerSecure subsidiary.” This segment includes three of our four strategic business areas: Interactive Distributed Generation®, Utility Infrastructure and Energy Efficiency. These three areas are focused on providing utilities and their commercial, institutional and industrial customers with products and services to help them generate, deliver and utilize electricity more efficiently and are intended to deliver strong returns on investment. This segment operates primarily out of our Wake Forest, North Carolina headquarters office, and its operations also include several satellite office and manufacturing facilities, the largest of which are in Raleigh, North Carolina, McDonough, Georgia, and Anderson, South Carolina.
     Our Interactive Distributed Generation® business involves manufacturing, installing and operating electric generation equipment located at the facility where the power is used, including commercial, institutional, and industrial operations, generally on behalf of electric utilities. Our equipment provides a dependable backup power supply during power outages, and provides a more efficient and environmentally friendly source of power during high cost periods of peak power demand. Our Interactive Distributed Generation systems contain our proprietary electronic controls, which enable our systems to be monitored around the clock by our smart grid monitoring center, protecting our customers’ operations from power outages and their costs. Through our monitoring center, we also forecast utilities’ peak demand periods, and electronically deploy our systems during these periods to power the customers’ operations instead of drawing electricity from the utility grid. Our smart grid monitoring center ensures that our interactive distributed generation systems deliver more efficient and environmentally friendly power at optimal times and durations. This more efficient peak demand power supply benefits both the utility and the customer whose facility is being powered by the system. Our systems also enable utilities to delay new infrastructure investments for transmitting and distributing power, and minimize energy losses associated with moving electricity over long distances.
     Our Utility Infrastructure business is focused on helping electric utilities design, build, upgrade and maintain infrastructure that enhances the efficiency of their grid systems. Our products and services include transmission and distribution system construction and maintenance, installation of advanced metering and efficient lighting, and emergency storm restoration. Additionally, we provide utilities with a wide range of engineering and design services, as well as consulting services for regulatory and rate design matters.
     Our Energy Efficiency area is focused on providing energy solutions to commercial, institutional, and industrial customers that deliver strong returns on investment by reducing energy costs, improving their operations, and benefiting the environment. Our primary business in this area is our EfficientLights business, and our primary product is our EfficientLights LED-based, or light-emitting diode based, lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores. Additionally, we are in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. Our other business in this area is our EnergyLite business, which designs and installs cost-effective energy improvement systems for general lighting, building controls and other facility upgrades.
     Our Energy Services segment is operated through our two other principal operating subsidiaries, Southern Flow Companies, Inc., which we refer to as “Southern Flow,” and WaterSecure Holdings, Inc., which we refer to as “WaterSecure.” Our Southern Flow business provides oil and natural gas measurement services to customers involved in oil and natural gas production, transportation and processing, with a focus on the natural gas market.

Southern Flow is headquartered in Lafayette, Louisiana, and provides these services through ten division offices located throughout the Gulf of Mexico, Southwest, Midwest and Rocky Mountain regions. WaterSecure owns approximately 40% of the equity interests in an unconsolidated business, Marcum Midstream 1995-2 Business Trust, which we refer to as “MM 1995-2” or as our “WaterSecure operations.” Our WaterSecure operations provide water processing and disposal services for oil and natural gas producers in northeastern Colorado utilizing environmentally responsible technologies and processes.
     In this prospectus, references to “PowerSecure,” “we,” “us” and “our” mean PowerSecure International, Inc. together with its subsidiaries, and references to our “PowerSecure subsidiary” means PowerSecure, Inc. alone, unless we state otherwise or the context indicates otherwise.
     We were incorporated in Delaware on April 5, 1991. On August 22, 2007, we changed our name to PowerSecure International, Inc. from Metretek Technologies, Inc., recognizing that the significant growth in the business operations of our PowerSecure subsidiary resulted in it becoming our core business and the business best positioned in the marketplace to lead our growth in the future. Our principal executive offices are located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and our telephone number at those offices is (919) 556-3056. Our internet website address is www.powersecure.com. The contents of and the information on or accessible through our corporate website is not a part of, and is not incorporated into, this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus, and any references to our website are intended to be an inactive textual references only.
Recent Developments
     On April 6, 2010, we announced that we have launched an expansion of our LED lighting business through the formation and acquisition of a two-thirds controlling interest in Innovative Electronic Solutions Lighting, LLC, a Delaware limited liability company, which we refer to as “IES”, which acquired substantially all of the assets and business of a leading LED lighting development company, in order to accelerate the expansion of new LED lighting products and to capitalize on the growing marketplace for LED lighting. IES will design and manufacture new LED-based lighting products for commercial, industrial, and retail customers. The business of IES will include turn-key product development, design and manufacturing of solid state LED-based lights, including power drivers, light engines, and thermal management solutions.
     IES commenced its business and operations by acquiring, on April 1, 2010, substantially all of the assets and business of Innovative Electronic Solutions, LLC, a North Carolina limited liability company, which conducted a solid state LED-based lighting design and manufacturing business. Our PowerSecure subsidiary owns two-thirds of the membership interests in, and controls the management of, IES. Our PowerSecure subsidiary contributed approximately $4.4 million to IES to fund the capitalization of IES and the acquisition by IES of substantially all of the assets and business of the seller as well as the assumption by IES of the seller’s current liabilities. In connection with its sale and contribution of substantially all of its asset and business to IES, the seller received the remaining one-third of the membership interests in IES.
     On April 30, 2010, our PowerSecure subsidiary, which previously owned two-thirds of the equity interests in EfficientLights, LLC, a Delaware limited liability company, exercised its option to purchase the one-third minority interest in EfficientLights. The minority interests in EfficientLights were previously owned by the founder, who is also the President, of EfficientLights and by five other key employees of EfficientLights. EfficientLights markets and sells LED-based lights that reduce the energy and maintenance costs for refrigerated cases in grocery, drug, and convenience stores, and is in the process of developing other LED-based lighting products, including additional in-store retail lighting, and LED-based street lights and security lights. As a result, EfficientLights has become a wholly-owned subsidiary of our PowerSecure subsidiary and there will no longer be a reduction in our consolidated net income due to the net income attributable to the noncontrolling interest. Our PowerSecure subsidiary acquired the minority interest in EfficientLights in exchange for 1,025,641 shares of our common stock, which had a value of $11,548,717, based on $11.26, the last sale price of our common stock on April 30, 2010 as reported on The NASDAQ Global Select Market. This prospectus covers the resale of those shares of our common stock by the former holders of the minority interest in EfficientLights. See “Selling Stockholders” below.

RISK FACTORS
     Investing in our securities involves significant risks. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.
     If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated by Reference.” See also “Cautionary Note Regarding Forward-Looking Statements.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and any related free writing prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of and made under the safe harbor provisions of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are all statements other than statements of historical fact, including statements that refer to plans, intentions, objectives, goals, strategies, hopes, beliefs, projections, prospects, expectations or other characterizations of future events or performance, and assumptions underlying the foregoing. The words “may,” “could,” “should,” “would,” “will,” “project,” “intend,” “continue,” “believe,” “anticipate,” “estimate,” “forecast,” “expect,” “plan,” “potential,” “opportunity” and “scheduled,” variations of such words, and other comparable terminology and similar expressions are often, but not always, used to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about the following:
•	our prospects, including our future business, revenues, expenses, net income, margins, profitability, cash flow, cash position, liquidity, financial condition and results of operations, our targeted growth rate and our expectations about realizing the revenue in our backlog and in our sales pipeline;

•	the effects on our business, financial condition and results of operations of current and future economic, business, market and regulatory conditions, including the downturn in the economy and the adverse effects of the difficult credit markets on our customers and their capital spending and ability to finance purchases of our products, services, technologies and systems;

•	the effects of fluctuations in sales on our business, revenues, expenses, net income, margins, profitability, cash flow, liquidity, financial condition and results of operations;

•	our products, services, technologies and systems, including their quality and performance in absolute terms and as compared to competitive alternatives, their benefits to our customers and their ability to meet our customers’ requirements, and our ability to successfully develop and market new products, services, technologies and systems;

•	our markets, including our market position or market share;

•	our ability to successfully develop, operate, grow and diversify our operations and businesses;

•	our business plans, strategies, goals and objectives, and our ability to successfully achieve them;

•	the sufficiency of our capital resources, including our cash and cash equivalents, funds generated from operations, availability of borrowings under our credit and financing arrangements and other capital resources, to meet our future working capital, capital expenditure, lease and debt service and business growth needs;

•	the value of our assets and businesses, including the revenues, profits and cash flow they are capable of delivering in the future;

•	industry trends and customer preferences and the demand for our products, services, technologies and systems;

•	the nature and intensity of our competition, and our ability to successfully compete in our markets;

•	business acquisitions, combinations, sales, alliances, ventures and other similar business transactions and relationships; and

•	the effects on our business, financial condition and results of operations of litigation and other claims and proceedings that arise from time to time.
     Any forward-looking statements we make are based on our current plans, intentions, objectives, goals, strategies, hopes, beliefs, projections and expectations, as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events, but are subject to and qualified by substantial risks, uncertainties and other factors, which are difficult to predict and are often beyond our control. Forward-looking statements will be affected by assumptions and expectations we might make that do not materialize or that prove to be incorrect and by known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, anticipated or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described in “Risk Factors” above, as well as other risks, uncertainties and factors discussed elsewhere in this prospectus, in documents that we include as exhibits to the registration of which this prospectus is a part or incorporate by reference into this prospectus, and in other reports and documents we from time to time file with or furnish to the SEC and incorporate by reference in this prospectus. In light of these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements that we make.
     Any forward-looking statements contained in this prospectus, any prospectus supplement or any free writing prospectus or in any document we incorporate by reference speak only as of the date of this prospectus, such prospectus supplement or free writing prospectus or such document incorporated by reference. We undertake no duty or obligation to update or revise any forward-looking statement or to publicly disclose any update or revision for any reason, whether as a result of changes in our expectations or the underlying assumptions, the receipt of new information, the occurrence of future or unanticipated events, circumstances or conditions or otherwise.
USE OF PROCEEDS
     Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any prospectus supplement for general corporate purposes, including but not limited to working capital, capital expenditures, acquisitions, repayment of indebtedness and other business opportunities. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. Accordingly, management will have broad discretion in the application of any proceeds from the sale of securities offered in this prospectus. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
     We will not receive any of the proceeds from any sale of shares by any of the selling stockholders.
THE SECURITIES THAT MAY BE OFFERED
     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we or the selling stockholders may offer. These descriptions are not meant to be complete. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.
     We may offer and sell from time to time, in one or more primary offerings:
•	common stock;

•	preferred stock;

•	warrants to purchase common stock and/or preferred stock; and

•	units consisting of common stock, preferred stock and/or warrants in any combination.
     The selling stockholders may from time to time offer our common stock for resale in one or more secondary offerings.

     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
DESCRIPTION OF COMMON STOCK
     The following is a description of the general terms of our common stock and of certain provisions of our Second Amended and Restated Certificate of Incorporation, which we refer to as our restated certificate, and of our Amended and Restated Bylaws, which we refer to as our restated bylaws. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and to our restated certificate and of our restated bylaws. For more detailed information, you should refer to our restated certificate and our restated bylaws, which we have filed with the SEC and are available as described below under “Where You Can Find More Information,” and the DGCL.
General
     Under our restated certificate, we are authorized to issue 25,000,000 shares of common stock, par value $.01 per share. As of May 26, 2010, 18,250,041 shares of common stock were issued and outstanding.
Voting Rights, Dividends and Other Rights
     The holders of our common stock are entitled to one vote for each share in the election of directors and on all other matters submitted to a vote of the stockholders. The holders of our common stock do not have cumulative voting rights in the election of directors or any preemptive rights to purchase or subscribe for our securities. Our common stock is not convertible into any other securities and is not subject to redemption by us. All outstanding shares of our common stock are, and any additional shares of our common stock that we may issue under this prospectus will upon issuance be, fully paid and non-assessable.
     Subject to the rights of the holders of any shares of preferred stock then outstanding, the holders of our common stock are entitled to receive ratably such dividends and other distributions, if any, as may be declared from time to time by our board out of funds legally available for that purpose.
     In the event of the liquidation, dissolution or winding-up of our affairs, the holders of our common stock will be entitled to share ratably in our net assets that are remaining after payment or provision for payment of all of our debts and obligations and after payment of any liquidation preferences to the holders of any shares of preferred stock then outstanding.
     The rights of holders of our common stock are subject to and may be adversely affected by the rights, preferences and privileges of the holders of shares of any series of preferred stock that we may issue in the future.
Listing
     Our common stock is listed on The NASDAQ Global Select Market under the symbol “POWR.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Anti-Takeover Provisions
     Certain provisions of Delaware law, our restated certificate and restated bylaws, and our stockholder rights plan discussed below could discourage, delay or prevent a proxy contest or other change in control or a change in management. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights.
     Delaware Business Combinations Statute. We are a Delaware corporation and are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with such person’s affiliates and associates, owns (or, within three years prior, did own) 15% or more of the corporation’s voting stock.
     Blank Check Preferred Stock. Our restated certificate authorizes the issuance of up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 2,000,000 shares of preferred stock were not designated as of the date of this prospectus. The board has the authority, without further approval of the stockholders, to issue and determine the powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, dividend rate, conversion or exchange rights, redemption rights and price (including sinking fund provisions) and liquidation preference. The board can issue shares of preferred stock in one or more series and fix the number of shares constituting any such series and the designation thereof. The rights and preferences of any series of preferred stock that we issue in the future could adversely affect the voting power and ownership interest of holders of our common stock. See “Description of Preferred Stock” below.
     Classified Board of Directors and Limitation on Removal of Directors. Our restated certificate provides that our board is divided into three classes, each serving staggered three-year terms, so that only approximately one-third of the directors are elected at each annual meeting of stockholders. All directors elected to our classified board will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board may be removed only for cause and only by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors.
     Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws contain provisions requiring that, in order for nominations to the board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. Generally, for an annual meeting, a stockholder’s notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting, provided if the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder must be delivered not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of the annual meeting was first made. The notice must set forth specific information regarding the proposing stockholder, the proposed business or director nominee and such other information, and the stockholder must follow the procedures, specified in the restated bylaws. Such requirements in our restated bylaws are in addition to the requirements set forth in the rules and regulations of the SEC under the Exchange Act. If it is determined that a nomination or other business was not properly brought before a meeting in accordance with our restated bylaw provisions, such business will not be conducted and such nominee will be disregarded at the meeting.
     Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our Chairman of the board, our President or by our Secretary at the request in writing of a majority of our board. Business to be transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the special meeting.
     No Stockholder Action by Written Consent. Our restated certificate and our restated bylaws require that any action required or permitted to be taken by the stockholders must be taken at a duly called meeting of the stockholders and may not be taken by written consent without a meeting.
     Size of the Board. Our restated bylaws provide that the number of directors which shall constitute the whole board shall be fixed from time to time by the board, provided it shall be not less than four nor more than nine.
     Filling Board Vacancies. Under our restated bylaws, any vacancy and any newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the remaining directors, even if less than a quorum, and the director so chosen will hold office until the election of the class of directors for such directorship.
     Super-Majority Stockholder Vote Required for Certain Actions. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to authorize a merger, consolidation, sale of all or substantially all assets or similar transaction or to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate requires the affirmative vote of the holders of not less than 80% of our outstanding voting shares in order for us to consolidate or merge with or into another corporation, to cause a combination or majority share acquisition, to sell, transfer or otherwise dispose of all or substantially all of our assets or to dissolve, unless two-thirds of our board approves that action or transaction. In addition, our restated certificate provides that our restated certificate and our restated bylaws can only be amended or repealed by the affirmative vote of the holders of not less than 80% of our outstanding voting shares, unless two-thirds of our board approves such amendment or repeal.
     Other Provisions in our Restated Certificate. Our restated certificate contains other provisions that could have the effect of discouraging, delaying or preventing a third party from attempting to acquire us. For example, our restated certificate contains a fair price provision that sets minimum price requirements for potential acquirers under certain conditions. In addition, our restated certificate contains anti-greenmail provisions which limit our ability to repurchase shares of common stock from significant stockholders.
     Stockholder Rights Plan. Our board has adopted a stockholder rights plan, through an amended and restated rights agreement. The rights plan may have the effect of delaying, deterring, or preventing changes in our management or control of us, which may discourage potential acquirers who otherwise might wish to acquire us without the consent of the board. Under the rights plan, if a person or group acquires 15% or more of our common stock, all holders of rights (other than the acquiring stockholder) may, upon payment of the purchase price then in effect (which is currently $15.00 per right), purchase common stock having a value of twice the purchase price. In the event that we are involved in a merger or other similar transaction where we are not the surviving corporation, all holders of rights (other than the acquiring stockholder) shall be entitled, upon payment of the then in effect purchase price, to purchase common stock of the surviving corporation having a value of twice the purchase price. The rights are redeemable by us for $0.01 per right, and will expire on November 30, 2011, unless we extend the terms of the rights agreement or we earlier redeem or exchange the rights.
     Limitation of Liability and Indemnification of Officers and Directors. Our restated certificate and restated bylaws contain provisions permitted under the DGCL eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. In addition, our restated certificate and restated bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent permitted by the DGCL. We have also entered into indemnification agreements with our directors and executive officers providing them with broad rights of indemnification to the fullest extent permitted by law.
DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue up to 3,500,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares are designated as Series B and intended for a previous private placement, 500,000 shares are designated as Series C and reserved for issuance under our rights plan, and 2,000,000 shares are undesignated and available for issuance as “blank check” preferred stock. As of May 26, 2010, no shares of our preferred stock were outstanding.
     The following description of the general terms of our preferred stock is a summary only and not meant to be complete, but is qualified in its entirety by reference to our restated certificate and to the certificate of designations relating to any new series of preferred stock we offer hereunder. For more detailed information, you should refer to our restated certificate, which we have filed, and to one or more certificates of designations related to any new series of preferred stock we offer under this prospectus, which prior to offering hereunder we will file, with the SEC as described below and are or will be available as provided under “Where You Can Find More Information.”

     Our board is authorized, without stockholder approval, to issue shares of our preferred stock from time to time in one or more series and to fix and designate the powers, preferences and relative, participation, optional or other special rights, and any qualifications, limitations or restrictions, of each series of preferred stock, including any:
•	voting rights;

•	dividend rate;

•	conversion or exchange rights;

•	redemption rights and price (including sinking fund provisions); and

•	liquidation preferences.
     Our board may fix the number of shares constituting any series and the designations of these series. The powers, preferences and relative, participation, optional or other special rights, and any qualifications, limitations or restrictions, of each series will be fixed by a certificate of designation relating to each series. If we issue shares of any series of preferred stock under this prospectus, the prospectus supplement relating to each series will specify the terms of the preferred stock, including, if applicable, the following:
•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends will be paid, if any;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, on the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.
DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.
General
     We may issue warrants to purchase shares of our common stock or our preferred stock, or a combination thereof, in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities.
     Each series of warrants will be evidenced by warrant certificates that we will issue under a separate warrant agreement. We may enter into each warrant agreement with a warrant agent. We will indicate the name and address of any warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     If we issue warrants pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of each series of warrants, including, as applicable, the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the designation and terms of any securities with which the warrants are issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or the number of securities issuable upon exercise of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the manner in which the warrant agreement and warrants may be modified;

•	the federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
          Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or the right to exercise voting rights, if any.
Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York City time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holders of the warrants will be required to deliver to the warrant agent upon exercise of the warrants.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights By Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrants, enforce by appropriate legal action its right to exercise, and to receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
     We may issue units consisting of one or more shares of common stock, shares of preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     If we issue any units pursuant to this prospectus, we will describe in the applicable prospectus supplement the terms of and other information relating to such units, including, as applicable, the following:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any applicable material U.S. Federal income tax consequences;

•	the terms of any unit agreement governing the units; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
     The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Preferred Stock” and “Description of Warrants,” will apply to each unit, as applicable, and to any common stock, preferred stock or warrant included in each unit.
SELLING STOCKHOLDERS
     In addition to covering the offer and sale of securities by us, this prospectus covers the offer and resale by the selling stockholders of up to 1,025,641 shares of our common stock. As used in this prospectus, the term “selling stockholders” includes each of the selling stockholders listed in the table below, and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.
     As described above under “PowerSecure International, Inc. — Recent Developments,” on April 30, 2010 we issued 1,025,641 shares of our common stock to the founder, who is the President, of EfficientLights, and to five other key employees of EfficientLights who owned membership interests in EfficientLights, who are the selling stockholders listed below, in a private placement in connection with our acquisition of the minority interest in EfficientLights, which thereafter became a wholly-owned subsidiary of our PowerSecure subsidiary. We previously owned two-thirds of the membership interests in EfficientLights, and we exercised our right and option, under the operating agreement of EfficientLights, to acquire the remaining one-third membership interest from the selling stockholders listed below in exchange for the issuance of shares of our common stock.
     The following table sets forth:
•	the name of each of the selling stockholders;

•	the number of shares of our common stock beneficially owned by each such selling stockholder as of May 26, 2010;

•	the number of shares of our common stock being offered for the account of such selling stockholder under this prospectus, and

•	the number of shares of our common stock beneficially owned by each selling stockholder upon completion of this offering, assuming all shares offered under this prospectus are sold.
     The information in the table below is based solely on information supplied to us by the selling stockholders, and we have not independently verified such information. Each of the selling stockholders may sell all, some or none of the shares offered under this prospectus. We do not know how long the selling stockholders will hold their shares before selling them, and we currently have no agreements, arrangements or understandings with any selling stockholders regarding the sale of any of the shares. Mr. Beatenbough is the President, and the other selling stockholders are employees, of our EfficientLights subsidiary. Except as described in the foregoing sentence and other than as a result of the ownership of our shares, none of the selling stockholders has held any position, office or other material relationship with us or any of our affiliates within the past three years.

				Shares
	Shares Beneficially			Beneficially
	Owned Prior to		Shares Being	Owned After
	Offering (1)(2)		Registered	Offering(2)(3)__
Name of Selling Stockholder	Number	Percent	For Sale	Number	Percent
Bryan Beatenbough	820,512	4.5	820,512	0	0
Wesley Mize	102,564	*	102,564	0	0
Ryan Haley	51,282	*	51,282	0	0
Patrick Barbee	20,613	*	20,513	100	*
Jeff Purcell	15,425	*	15,385	40	*
Glenn Crump	15,385	*	15,385	0	0

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Except as otherwise indicated, each selling stockholder named in the table has sole voting and investment power with respect to all common stock beneficially owned by such stockholder. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2)	The percentages shown are calculated based on 18,250,041 shares of common stock outstanding as of May 26, 2010.

(3)	There is no assurance that the selling stockholders will sell all or any portion of the shares being registered for sale. For purposes of this table, we have assumed that, upon completion of the offering, the selling stockholders will have sold all of the shares covered by this prospectus and will not have acquired beneficial ownership of any additional shares.
     We will pay all expenses of the registration of the shares of common stock to be offered by the selling stockholders under this prospectus including, without limitation, SEC filing fees and expenses and compliance with state securities laws, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.
PLAN OF DISTRIBUTION
     We and the selling stockholders may sell the offered securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and the selling stockholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to or through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods.
     We and the selling stockholders may distribute securities from time to time in one or more transactions:
•	at a fixed offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     The prospectus supplement will include the following information as to each offering of securities hereunder:
•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or public offering price of the securities;

•	the net proceeds to us or the selling stockholders from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sales Through Underwriters or Dealers
     If underwriters are used in the sale of securities, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless the prospectus supplement otherwise provides, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if they purchase any of them, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or they have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
     If dealers are used in the sale of securities, we and any selling stockholders will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
     We or any selling stockholders may sell the securities directly to purchasers. In that case, no underwriters or agents would be involved. We or any selling stockholders may also sell the securities through agents designated from time to time. Any agent involved in the offer or sale of the securities and any commissions payable to the agent will be disclosed in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will act on a reasonable best efforts basis for the period of its appointment.
     We or any selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for

us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.
Delayed Delivery Contracts
     If indicated in the prospectus supplement, we or any selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Additional Provisions Applicable to Selling Stockholders
     The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
     Instead of selling the shares of common stock under this prospectus, the selling stockholders also may resell all or a portion of their shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
Derivative Transactions
     We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
     We or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell those securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.
General Information
     All securities we may offer, other than shares of our common stock, will be new issues of securities with no established trading market. Except for shares of our common stock, the securities offered hereby may not be listed on a national securities exchange. Any underwriters to whom we sell such securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you that a liquid trading market for any of our offered securities, other than our common stock, will develop.
     We or the selling stockholders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to provide contribution with respect to payments that they may make with respect to these liabilities. Agents, dealers, selling stockholders, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
     The validity of the securities offered under this prospectus is being passed upon for us by Kegler, Brown, Hill & Ritter Co., L.P.A., Columbus, Ohio.
EXPERTS
     Hein & Associates LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the related financial statement schedule, and the consolidated financial statements of Marcum Midstream 1995-2 Business Trust as of December  31, 2009 and December  31, 2008 and for the three years then ended included in our Annual Report on Form 10-K for the year ended December  31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Hein & Associates LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC under the Securities Act. This prospectus is only part of the registration statement and does not include all of the information contained in the registration statement and the exhibits to the registration statement. You can obtain a copy of the registration statement, including the exhibits filed with it, from the SEC as indicated below.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these materials by writing to the SEC and paying a fee for the copying cost. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public on the Internet at the SEC’s website at http://www.sec.gov.
     We make available, free of charge, on our website located at www.powersecure.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The contents of and the information on or accessible through our corporate website and our investor relations website are not a part of, and are not incorporated into, this propspectus or any report or document we file with or furnish to the SEC and any references to these websites are intended to be an inactive textual references only.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents filed separately by us with the SEC. The information that we incorporate by reference is considered to be a part of this prospectus, except for any information that is superceded by information that is included directly in this prospectus or incorporated by reference from information contained in documents that we file later with the SEC, which will automatically update and supersede this information.
     We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC (in each case, File No. 001-12014):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 11, 2010 (including those portions of our definitive Proxy Statement filed on April 28, 2010 incorporated by reference into the Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 6, 2010;

•	our Current Reports on Form 8-K filed on January 6, 2010, January 25, 2010, February 25, 2010, March 11, 2010, March 16, 2010, April 6, 2010, April 16, 2010, April 19, 2010, May 6, 2010, May 10, 2010, May 11, 2010, May 14, 2010, May 17, 2010 and May 25, 2010 (but, in each case, excluding information furnished but not filed therein); and

•	the description of our common stock, including the description of our preferred share purchase rights, contained in our registration statement on Form 8-A filed with the SEC on August 5, 2005, which incorporates by reference the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 1993, which was amended in Form 8-A/A Amendment No. 5 filed with the SEC on November 30, 2001 and Form 8-A/A Amendment No. 6 filed with the SEC on May 21, 2004, and any amendments or reports filed with the SEC for the purpose of updating such descriptions.
     We also incorporate by reference into this prospectus information contained in any reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and (ii) the date of this prospectus and prior to the termination of this offering and the termination of the registration statement of which this prospectus is a part, other than information that is furnished but not filed with the SEC under those filings.
     Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     The information relating to us contained in this prospectus should be read together with the information in the documents incorporated or deemed to be incorporated by reference in this prospectus.
     Documents incorporated by reference are available from the SEC as described above or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus or filed as exhibits to the registration statement of which this prospectus is a part by requesting them in writing or by telephone at the following address:
PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention: Investor Relations
Telephone: (919) 556-3056
     You should rely only on the information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized any person to provide you with any information that is different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction in which such an offer, sale or solicitation is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the expenses payable by the Registrant in connection with the issuance and offering of the securities being registered in this registration statement, other than underwriting and other broker, dealer and other selling discounts and commissions. Underwriting and other selling discounts and commissions in connection with the offering of common stock by a selling stockholder will be payable by the applicable selling stockholder. The selling stockholders will not bear any portion of the below expenses. All amounts shown in the table below, other than the SEC registration fee, are estimates:

SEC registration fee	$4,919.00
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and Engraving expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees will be dependent on the number and amount of offerings under this registration statement and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.
Item 15. Indemnification of Directors and Officers
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides for the indemnification of the directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations.
     As permitted by Section 145 of the DGCL, the Registrant’s Second Restated Certificate of Incorporation (“Restated Certificate”) permits the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Registrant, by reason of the fact such person is or was an officer or director of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Registrant is also permitted to indemnify the same persons against expenses, including attorneys’ fees, actually and reasonably incurred by such persons in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the Registrant under the same conditions, except that no indemnification will be made in respect to any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless, and only to the extent that, the adjudicating court determines that such indemnification is proper under the circumstances. To the extent such persons are successful on the merits or otherwise in defense of any such action, suit or proceeding, such indemnification is mandatory. The Registrant may also pay the expenses incurred in any such action, suit or proceeding in advance of its final disposition, upon receipt of an appropriate undertaking by such person. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, or under any provision of the Registrant’s Restated Certificate, by-laws, or under any agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of these provisions of the Registrant’s Second Restated Certificate will in any way diminish or adversely affect the rights of any person to indemnification thereunder in respect of any occurrences or matters arising before any such repeal or modification.
     The Registrant’s Amended and Restated By-Laws provide that the Registrant shall indemnify its directors, officers, employees and agents to the extent permitted by the DGCL.
     As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Restated Certificate also eliminates the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, relating to unlawful payments of dividends or unlawful stock purchases or redemptions; and (iv) for any transaction from which a director derived an improper personal benefit.
     As permitted by Section 145 of the DGCL, the Registrant’s Restated Certificate also authorizes the Registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the Registrant. The Registrant and its directors and executive officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity.
     The Registrant has also entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify such persons to the fullest extent permitted by the Registrant’s certificate of incorporation, by-laws or law against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacity, and to advance expenses to them relating to indemnification suits, and which establish certain additional procedural protections that will apply in the event a director or officer makes a claim for indemnification.
Item 16. Exhibits
The exhibits are as set forth in the Exhibit Index.
Item 17. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby undertakes:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wake Forest, State of North Carolina on the 26th day of May, 2010.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ SIDNEY HINTON
Sidney Hinton
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SIDNEY HINTON Sidney Hinton	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2010

/s/ CHRISTOPHER T. HUTTER Christopher T. Hutter	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	May 26, 2010

/s/ GARY J. ZUIDERVEEN Gary J. Zuiderveen	Vice President of Financial Reporting, Controller, Principal Accounting Officer, Assistant Treasurer and Secretary (Principal Accounting Officer)	May 26, 2010

* Anthony D. Pell	Director	May 26, 2010

* Kevin P. Collins	Director	May 26, 2010

* John A. (Andy) Miller	Director	May 26, 2010

* Thomas J. Madden III	Director	May 26, 2010

*By:	/s/ CHRISTOPHER T. HUTTER
Christopher T. Hutter
Attorney-in-Fact

POWERSECURE INTERNATIONAL, INC.
Form S-3
Exhibit Index
     The following exhibits are filed herewith or incorporated herein by reference:

(1.1)	Form of Underwriting Agreement*

(3.1)	Second Restated Certificate of Incorporation of Registrant. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3, Registration No. 333-96369.)

(3.2)	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on August 22, 2007, merging PowerSecure International, Inc. into Registrant and amending Registrant’s Second Amended and Restated Certificate of Incorporation to change the Registrant’s name to PowerSecure International, Inc. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on August 22, 2007.)

(3.3)	Amended and Restated By-Laws of Registrant. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on April 10, 2009.)

(4.1)	Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-18, Registration No. 33-44558.)

(4.2)	Amended and Restated Rights Agreement, dated as of November 30, 2001, between Metretek Technologies, Inc. and ComputerShare Investor Services, LLC. (Incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form 8-A/A, Amendment No. 5, filed November 30, 2001.)

(4.3)	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of April 22, 2004, between Metretek Technologies, Inc. and ComputerShare Trust Company. (Incorporated by reference to Exhibit 1 to Registrant’s Form 8-A/A, Amendment No. 6 filed May 21, 2004.)

(4.4)	Amendment No. 2 to Amended and Restated Rights Agreement, dated as of March 29, 2006, between Metretek Technologies, Inc. and ComputerShare Trust Company. (Incorporated by reference to Exhibit 10.4 to Registrant’s Current Report on Form 8-K filed on March 30, 2006.)

(4.5)	Form of Preferred Stock Certificate. *

(4.6)	Form of Certificate of Designations for Preferred Stock.*

(4.7)	Form of Warrant Agreement (including form of Warrant Certificate).*

(4.8)	Form of Unit Agreement (including form of Unit Certificate).*

(5.1)	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.**

(12.1)	Statement regarding Computation of Ratio of Earnings to Fixed Charges.*

(23.1)	Consent of Hein & Associates LLP

(23.2)	Consent of Kegler, Brown, Hill & Ritter Co. L.P.A. (Included in Exhibit 5.1.)**

(24.1)	Powers of Attorney.**

*	If applicable, to be filed either by an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K or other report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

**	Previously filed.